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                                                             EXHIBIT NUMBER 23.1
                                                             -------------------



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Information Management Resources, Inc. on Form S-8 (File No. 333-24027) of our report dated February 13, 1998, except for the information in Note 22, for which the date is March 9, 1998, on our audit of the consolidated financial statements of Information Management Resources, Inc. and subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                                     Coopers & Lybrand, L.L.P.



Tampa, Florida
March 27, 1998